Exhibit 10.8

GENERAL SECURITY AGREEMENT

This General Security Agreement is made as of August 19, 2025

TO:	1353744 B.C. Ltd. (the “Lender”)

RECITALS:

A. Akanda Corp. (the “Borrower”) is, or may become, indebted or liable to the Lender pursuant to the terms of the Promissory Note.

B. To secure the payment and performance of the Secured Liabilities, the Borrower has agreed to grant to the Lender the Security Interests in respect of the Collateral in accordance with the terms of this Agreement.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Borrower, the Borrower agrees with and in favour of the Lender as follows:

1. Definitions. In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Promissory Note, and the following terms have the following meanings:

“Accessions”, “Account”, “Chattel Paper”, “Consumer Goods”, “Document of Title”, “Equipment”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Investment Property”, “Money”, “Proceeds”, Security”, and “Security Entitlement” have the meanings given to them in the PPSA.

“Agreement” means this agreement, including the schedules and recitals to this agreement, as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

“Books and Records” means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Personal Property of the Borrower which are at any time owned by the Borrower or to which the Borrower (or any Person on the Borrower’s behalf) has access.

“Borrower” has the meaning set out in the recitals hereto.

“Collateral” means all of the present and future:

(a)	undertaking; and

(b)	Personal Property (including any Personal Property that may be described in any schedule to this Agreement or any schedules, documents or listings that the Borrower may from time to time provide to the Lender in connection with this Agreement),of the Borrower (including Books and Records, Contracts, Intellectual Property Rights and Permits), including all such property in which the Borrower now or in the future has any right, title or interest whatsoever, whether owned, leased, licensed, possessed or otherwise held by the Borrower, and all Proceeds thereof, wherever located.

General Security Agreement

“Contracts” means all contracts and agreements to which the Borrower is at any time a party or pursuant to which the Borrower has at any time acquired rights, and includes (i) all rights of the Borrower to receive money due and to become due to it in connection with a contract or agreement, (ii) all rights of the Borrower to damages arising out of, or for breach or default in respect of, a contract or agreement, and (iii) all rights of the Borrower to perform and exercise all remedies in connection with a contract or agreement.

“Event of Default” means the failure of the Borrower to pay any of the Secured Liabilities when due.

“Intellectual Property Rights” means all industrial and intellectual property rights of the Borrower or in which the Borrower has any right, title or interest, including copyrights, patents, inventions (whether or not patented), trade-marks, get-up and trade dress, industrial designs, integrated circuit topographies, plant breeders’ rights, know how and trade secrets, registrations and applications for registration for any such industrial and intellectual property rights, and all Contracts related to any such industrial and intellectual property rights.

“Promissory Note” means the Promissory Note dated as of August 19, 2025 between the Borrower, as borrower, and the Lender, as lender, as amended, supplemented, restated or replaced from time to time.

“Lender” has the meaning set out in the recitals hereto.

“Permits” means all permits, licences, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Borrower has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

“Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership or other entity.

“Personal Property” means personal property and includes Accounts, Chattel Paper, Documents of Title, Equipment, Goods, Instruments, Intangibles, Inventory, Investment Property and Money.

“PPSA” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Receiver” means a receiver, a manager or a receiver and manager.

General Security Agreement

“Secured Liabilities” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Borrower to the Lender wherever and however incurred, and any unpaid balance thereof.

“Security Interests” means the security interests created by the Borrower in favour of the Lender under this Agreement.

2. Grant of Security Interests. As general and continuing collateral security for the due payment and performance of the Secured Liabilities, the Borrower pledges, mortgages, charges and assigns (by way of security) to the Lender, and grants to the Lender a security interest in, the Collateral.

3. Limitations on Grant of Security Interests. If the grant of the Security Interests in respect of any Contract, Intellectual Property Right or Permit under Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit or is otherwise prohibited or ineffective (whether by the terms thereof or under applicable law), then such Contract, Intellectual Property Right or Permit shall not be subject to the Security Interests but shall be held in trust by the Borrower for the benefit of the Lender and, on the exercise by the Lender of any of its rights or remedies under this Agreement following an Event of Default shall be assigned by the Borrower as directed by the Lender; provided that: (a) the Security Interests shall attach to such Contract, Intellectual Property Right or Permit, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or restricts the grant of the Security Interests in the whole of an Account or Chattel Paper forming part of the Collateral is unenforceable against the Lender under applicable law, then the exclusion from the Security Interests set out above shall not apply to such Account or Chattel Paper. In addition, the Security Interests do not attach to Consumer Goods or extend to the last day of the term of any lease or agreement for lease of real property. Such last day shall be held by the Borrower in trust for the Lender and, on the exercise by the Lender of any of its rights or remedies under this Agreement following an Event of Default, shall be assigned by the Borrower as directed by the Lender. For greater certainty, no Intellectual Property Right in any trade-mark, get-up or trade dress is presently assigned to the Lender by sole virtue of the grant of the Security Interests contained in Section 2.

4. Attachment; No Obligation to Advance. The Borrower confirms that value has been given by the Lender to the Borrower, that the Borrower has rights in the Collateral existing at the date of this Agreement and that the Borrower and the Lender have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral. The Security Interests shall have effect and be deemed to be effective whether or not the Secured Liabilities or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by the Lender shall oblige the Lender to make any financial accommodation or further financial accommodation available to the Borrower or any other Person.

5. Representations and Warranties. The Borrower represents and warrants to the Lender that, as of the date of this Agreement, all of the information set out in Schedule A is accurate and complete.

General Security Agreement

6. Covenants. The Borrower covenants and agrees with the Lender that:

(a)	Further Documentation. The Borrower shall from time to time, at the expense of the Borrower, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Lender may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). The Borrower acknowledges that this Agreement has been prepared based on the existing laws in the Province referred to in the “Governing law” section of this Agreement and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Borrower agrees that the Lender shall have the right to require that this Agreement be amended, supplemented, restated or replaced, and that the Borrower shall immediately on request by the Lender authorize, execute and deliver any such amendment, supplement, restatement or replacement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the Borrower merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Lender security interests similar to, and having the same effect as, the Security Interests.

(b)	Notices. The Borrower shall advise the Lender promptly, in reasonable detail, of any:

(i)	change in the location of the jurisdiction of incorporation or amalgamation, chief executive office or domicile of the Borrower;

(ii)	change in the name of the Borrower;

(iii)	merger, consolidation or amalgamation of the Borrower with any other Person; or

(iv)	additional jurisdiction in which the Borrower carries on business or has tangible Personal Property.

The Borrower shall not effect or permit any of the changes referred to above unless all filings have been made and all other actions taken that are required in order for the Lender to continue at all times following such change to have a valid and perfected first priority Security Interest in respect of all of the Collateral. Any notice to be provided in accordance with this section shall be made in accordance with the terms of the Promissory Note.

General Security Agreement

7. Rights on Event of Default. If an Event of Default has occurred and is continuing, then and in every such case the Security Interests shall become enforceable and the Lender, in addition to any rights now or hereafter existing under applicable law may, personally or by agent, at such time or times as the Lender in its discretion may determine, do any one or more of the following:

(a)	Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Lender by contract, at law or in equity.

(b)	Demand Possession. Demand possession of any or all of the Collateral, in which event the Borrower shall, at the expense of the Borrower, immediately cause the Collateral designated by the Lender to be assembled and made available and/or delivered to the Lender at any place designated by the Lender.

(c)	Take Possession. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

(d)	Deal with Collateral. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Lender may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

(e)	Carry on Business. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Borrower and enter on, occupy and use (without charge by the Borrower) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Borrower.

(f)	Enforce Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Lender deems advisable.

(g)	Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Lender or elsewhere, with or without advertising or other formality, except as required by applicable law, on such terms and conditions as the Lender may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

(h)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral.

(i)	Purchase by Lender. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to the Borrower or any other Person with respect to such holding, retention, sale or other disposition, except as required by law. In any such sale to the Lender, the Lender may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for any or all of the Secured Liabilities then due and payable to it as a credit against the purchase price.

General Security Agreement

(j)	Collect Accounts. Notify (whether in its own name or in the name of the Borrower) the account Borrowers under any Accounts of the Borrower of the assignment of such Accounts to the Lender and direct such account Borrowers to make payment of all amounts due or to become due to the Borrower in respect of such Accounts directly to the Lender and, upon such notification and at the expense of the Borrower, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Lender deems appropriate in the circumstances.

(k)	Transfer of Collateral. Transfer any Collateral that is Investment Property into the name of the Lender or its nominee.

(l)	Voting. Vote any or all of the Securities (whether or not transferred to the Lender or its nominee) and Security Entitlements that are Collateral and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

(m)	Exercise Other Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Collateral that is Investment Property as if the Lender were the absolute owner of such Investment Property.

(n)	Dealing with Contracts and Permits. Deal with any and all Contracts and Permits to the same extent as the Borrower might (including the enforcement, realization, sale, assignment, transfer and requirement for continued performance), all on such terms and conditions and at such time or times as may seem advisable to the Lender.

(o)	Payment of Liabilities. Pay any liability secured by any security interest against any Collateral. The Borrower shall immediately on demand reimburse the Lender for all such payments and, until paid, any such reimbursement obligation shall form part of the Secured Liabilities and shall be secured by the Security Interests.

(p)	Appoint Receiver. Appoint by instrument in writing one or more Receivers of the Borrower or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Lender under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Lender shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Borrower and not of the Lender.

(q)	Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of the Borrower or of any or all of the Collateral.

The Lender may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Borrower or any other Person, and the Borrower hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies shall be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. The Borrower acknowledges and agrees that any action taken by the Lender hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.

General Security Agreement

8. Continuing Liability of Borrower. The Borrower shall remain liable for any Secured Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.

9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10. Dealings by Lender. The Lender shall not be obliged to exhaust its recourse against the Borrower or any other Person or against any other security it may hold in respect of the Secured Liabilities or any part thereof before realizing upon or otherwise dealing with the Collateral in such manner as the Lender may consider desirable. The Lender may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Borrower and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Lender may see fit, all without prejudice to the Secured Liabilities or to the rights and remedies of the Lender under this Agreement. The powers conferred on the Lender under this Agreement are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.

11. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by the Borrower or any other Person to the Lender, all of which other security shall remain in full force and effect.

12. Governing law; Attornment. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Lender to enforce this Agreement in any other proper jurisdiction, the Borrower irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Borrower irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

General Security Agreement

13. Amalgamation. The Borrower acknowledges that if it amalgamates or merges with any other corporation or corporations, then (i) the Collateral and the Security Interests shall extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Borrower”, where used in this Agreement, shall extend to and include the amalgamated corporation, and (iii) the term “Secured Liabilities”, where used in this Agreement, shall extend to and include the Secured Liabilities of the amalgamated corporation.

14. Acknowledgment of Receipt/Waiver. The Borrower acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued with respect to any such financing statement or financing change statement.

15. Successors and Assigns. This Agreement shall extend to and enure to the benefit of the parties hereto and their successors and assigns and shall be binding upon the parties and their successors and assigns.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

17. Electronic Signature. Delivery of an executed signature page to this Agreement by the Borrower by facsimile or other electronic form of transmission shall be as effective as delivery by the Borrower of a manually executed copy of this Agreement by the Borrower.

General Security Agreement

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

AKANDA CORP.
By:	/s/ Jatinder Dhaliwal
Name:	Jatinder Dhaliwal
Title:	Director